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       Exhibit No. 11.0 Statement re: Computation of Earnings Per Share


                                                                  Year Ended
                                                               December 31, 1997
                                                               -----------------


Net income                                                        $4,707,972
                                                                  ==========

Total weighted average number of common shares
 outstanding used in basic EPS
 calculation                                                       2,496,296
                                                                  ==========

Basic earnings per share                                          $     1.89
                                                                  ==========

Total weighted average number of common shares
 outstanding                                                       2,496,296

Add
 common stock equivalents for shares issuable under Stock Option Plans

                                                                     197,485
                                                                  ----------

Weighted average number of shares
 outstanding adjusted for common stock equivalents
                                                                   2,693,781
                                                                  ==========
Diluted earnings per share                                        $     1.75
                                                                  ==========


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